As filed with the Securities and Exchange Commission on ________

File No. xxx-xxxxxx

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GEX MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

TEXAS	8744	56-2428818
(State of jurisdiction of incorporation or organization)	(Primary Industrial Classification Code No.)	I.R.S. Employer Identification No.

12001 N. Central Expressway, Suite 825 Dallas, Texas 75243 (877) 210-4396

(Address, including the ZIP code & telephone number, including area code of Registrant's principal executive office)

12001 N. Central Expressway, Suite 825 Dallas, Texas 75243

(Address of principal place of business or intended principal place of business)

Jim Hitzelberger

1919 S. Shiloh Rd., Garland, Texas 75040 214-384-4691

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Loung Law Firm, PLLC 100 N Central Expy #809, Richardson, TX 75080

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share(1)	Minimum/Maximum Proposed Aggregate Offering(1)	Amount of Registration Fee
Common stock, $0.001 par value Minimum Maximum	200,000 1,000,000	$1.50 $1.50	$300,000 $1,500,000	$ 31.21 $ 151.05
Total maximum	1,000,000	$1.50	$1,500,000	$ 151.05

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

Initial public offering prospectus

GEX MANAGEMENT, INC.

Minimum of 200,000 shares of common stock, and a

Maximum of 1,000,000 shares of common stock

$1.50 per share

We are making a best efforts offering to sell common stock in GEX Management, Inc. (“GEX” or the “Company”). The common stock will be sold by our officers and directors, Carl Dorvil, Clayton Carter and Chelsea Christopherson after the effective date of this registration statement. The offering price was determined arbitrarily and we will raise a minimum of $300,000 and a maximum of $1,500,000. The money we raise in this offering before the minimum amount, $300,000, is sold will be held, uncashed, in a company safe until the minimum amount is raised at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. The offering will end on March 31, 2017, and if the minimum subscription is not raised by the end of the offering period, all will be returned, uncashed, promptly to those who subscribed for our shares, without interest. There is no minimum purchase requirement for subscribers. After the offering, our officers and directors, Carl Dorvil, Clayton Carter and Chelsea Christopherson will continue to own sufficient shares to control the company.

The Offering:
	200.000 shares		400,000 shares		1,000,000 shares
	Minimum Offering		Midpoint Offering		Maximum Offering
	Per Share	Amount	Per Share	Amount	Per Share	Amount

Public Offering Price	$1.50	$300,000	$1.50	$600,000	$1.50	$1,500,000

Offering expenses are estimated to be $27,831 if the minimum number of shares are sold, which equates to $0.14 per share, $36,876 if the midpoint number of shares are sold which equates to $0.09 per share, and $41,451 if the maximum number of shares are sold, which equates to $0.04 per share.

There is currently no market for our shares. We intend to work with a market maker who would then apply to have our securities quoted on the over-the-counter bulletin board or on an exchange as soon as practicable after our offering. We will close our offering on March 31, 2017 unless terminated at an earlier date by the Company. However, it is possible that if we do not get trading on the over-the-counter bulletin board, and if we do get quoted on the bulletin board, we may not satisfy the listing requirements for an exchange, which are greater than that of the bulletin board.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated __________________________

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this Prospectus. If given or made, such other information or representation must not be relied upon as having been authorized by the Company or by any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an otter to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

TABLE OF CONTENTS

Prospectus Summary	1
Corporate Information	1
Summary Financial Data	1
Risk Factors	2
Forward-Looking Statements	7
Dilution	7
Plan of Distribution	8
Use of Proceeds	10
Description of Business	11
Management’s Discussion and Plan of Operations	15
Director’s, Executive Officers and Significant Employees	16
Remuneration of Officers and Directors	17
Interest of Management and Others in Certain Transactions	17
Principal Shareholders	18
Significant Parties	18
Securities Being Offered	20
Relationship with Issuer of Experts Named in Registration Statement	20
Legal Proceedings	20
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	20
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	21
Legal Matters	21
Experts	21
Dividend Policy	21
Capitalization	22
Transfer Agent	F-1
Financial Statements

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

OUR COMPANY

GEX Management, Inc. (the “Company” or “GEX”) was originally formed in 2004 as Group Excellence Management, LLC d/b/a MyEasyHQ, and converted from a limited liability company to a corporation in March of 2016, and changed its name to GEX Management, Inc. in April of 2016.

GEX is a Professional Services Company that provides back office and general business consulting services to clients in a variety of industries. These services include: digital marketing and sales, IT support and consultation, accounting and bookkeeping, human resources, general business consulting, staffing and software and billing services specifically for the medical industry.

GEX provides companies with a way to cost effectively outsource specific service needs so our clients can focus on their core business. The Company motto is, “do what you do best and let us do the rest.” Our website is www.gexmanagement.com.

THE OFFERING

Our officers and directors will be selling the offering.

	Minimum	Midpoint	Maximum
Common shares offered	200,000	400,000	1,000,000
Common shares outstanding before this offering	8,000,000	8,000,000	8,000,000
total shares outstanding after this offering	8,200,000	8,400,000	9,000,000

Officers, directors and their affiliates will be able to purchase up to 25% of the common stock in this offering.

SUMMARY FINANCIAL DATA

The following table sets forth certain of our summary financial information. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.

Balance Sheet	UNAUDITED June 30, 2016	AUDITED Dec 31, 2015	AUDITED Dec 31, 2014
Working Capital	$234,854	$(32,817)	$(261,286)
Total Assets	$330,940	$95,833	$211,463
Total Liabilities	$377,855	$219,323	$472,749
Stockholder’s Equity (Deficit)	$(46,915)	$(123,490)	$(261,286)

Statement of Operations	UNAUDITED June 30, 2016	AUDITED Dec 31, 2015	AUDITED Dec 31, 2014
Revenue	$323,053	$907,728	$252,235
Cost of sales	$108,228	$396,399	$394,807
Operating expenses	$115,136	$347,946	$150,376
Other income (expense)	$(23,114)	$(25,587)	-
Net income (loss)	$76,575	$137,796	$(292,948)
Loss per share: Basic & diluted	$0.01	$0.02	($0.04)
No. Shares outstanding	8,000,000	8,000,000	8,000,000

1

RISK FACTORS

You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. We have identified all material risks known to, and anticipated by, us as of the filing of this registration statement.

General Business Risk:

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

We currently have limited operations that generated some profits but cumulative losses, which, if losses exceed our profits, could cause us to run out of money and close our business.

We have an accumulated deficit from operations. There is not sufficient gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus, we could continue to experience losses in the future. Our accumulated deficit from operations through June 30, 2016 was $70,777. We may incur significant expenses in promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.

Shareholders may be diluted significantly through our efforts to obtain financing, satisfy obligations and/or complete acquisitions through the issuance of additional shares of our common stock or other securities.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or other securities. Additionally, moving forward, we may attempt to conduct acquisitions of other entities or assets using our common stock or other securities as payment for such acquisitions.  Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock and preferred stock with various preferences and other rights. These actions may result in substantial dilution of the ownership interests of existing shareholders, and dilute the book value of the Company’s common stock.

We rely on our three officers for decisions and they may make decisions that are not in the best interest of all stockholders.

We rely on our officers, Carl Dorvil, Clayton Carter and Chelsea Christopherson, to direct the affairs of the Company and rely upon them to competently operate the business. We do not have key man insurance on our officers, but we do not have employment agreements with them. Should something happen to any of the three current officers, this reliance on three people could have a material detrimental impact on our business and could cause the business to lose its place in the market, or even fail. Such events could cause the value of our stock to decline or become worthless.

2

Our three officers will retain control over our business after the offering and may make decisions that are not in the best interest of all stockholders.

Upon completion of this offering, our officers, Carl Dorvil, Clayton Carter and Chelsea Christopherson, will, in the aggregate, beneficially own approximately 84% (or 77% if maximum is sold) of the outstanding common stock. As a result, our three officers will have the ability to control all the matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all of our assets. They will also control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to take control of us, even if the transaction would be beneficial to other stockholders. This in turn could cause the value of our stock to decline or become worthless.

Carl Dorvil, the Chief Executive Officer of the Company, exercises significant voting control over the Company.

Carl Dorvil, the largest shareholder of GEX and our Chief Executive Officer and director, has beneficial ownership of 4,926,414 shares or approximately 62% of the Company’s common stock.  Therefore, Mr. Dorvil currently has significant voting control in determining the outcome of all corporate transactions or other matters, including the election and removal of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will have little to no say in the direction of the Company and the election of directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Dorvil from any officer position or director position he may choose to hold within the Company, which will mean he will remain in constructive control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

The nature of our business is dependent on a number of factors.

Our quarterly and annual sales could vary significantly depending on a number of factors, including, but not limited to: the loss of major clients that make up a majority of our business, an economic downturn, the ability to hire qualified individuals for all of our service offerings, and price competition with our competitors. The failure of achieving quarterly or annual revenue and profits expectations would likely adversely affect the price of our common stock.

Our industry is highly competitive.

The Company’s industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company competes in its market with numerous national, regional and local companies, many of which have substantially greater financial, managerial and other resources than those presently available to the Company. Numerous well-established companies are focusing significant resources on providing services that currently compete and will compete with the Company's services in the future.  Although we believe that there is a need for a “niche” business, such as ours, the Company can make no assurance that it will be able to effectively compete with these other companies that may enter our market. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the Company’s business, results of operations and financial condition.

3

We have to keep up with rapid technological change to remain competitive in our rapidly evolving industry.

Our future success will depend on our ability to implement our plans, adapt to rapidly changing technologies and evolving industry standards to improve the performance and reliability of our services. Our failure to adapt to such changes would harm our business. New technologies could adversely affect us. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our future technology for these changing demands.

Although we believe the funds we raise in this offering will allow us to generate sufficient funds from operations, if that is not the case, we may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could cause us to have to cease our operations.

We expect that the funds we raise in this offering will take us to the point of a positive cash flow. However, if that does not turn out to be the case, our capital requirements could be more than our operating income. As of June 30, 2016, our cash balance was $5,747. We do not have sufficient cash to indefinitely sustain operating losses, but believe we can continue to generate positive cash flow within twelve months from the funds raised in this offering. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We have generated both profits and losses in the past, but it is possible that we may not always operate on a profitable basis or that cash flow from operations will always be sufficient to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve sufficient profitability or operate at a loss, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our services offered may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

No public market for our common stock currently exists and an active trading market may never materialize, and an investor may not be able to sell their stock.

Prior to this offering, there has been no public market for our common stock. We plan to work with a market maker who would then apply to have our securities quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, we must be sponsored by a participating market maker who would make the application on our behalf; at this time, we are not aware of a market maker who intends to sponsor our securities and make a market in our stock. Assuming we become quoted, an active trading market still may not develop and if an active market does not develop, the market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

4

If a public trading market for our common stock materializes, we will be classified as a “penny stock” which has additional requirements in trading the stock, which could cause you not to be able to sell your stock.

The U.S. Securities and Exchange Commission treats stocks of certain companies as a ‘penny stock’. We are not aware of a market maker who intends to make a market in our stock, but should we be cleared to trade, we would be classified as a ‘penny stock’ which makes it harder to trade even if it is traded on an electronic exchange like the over-the-counter bulletin board. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide upon the information given by a prospective buyer whether or not the broker-dealer determines the stock is suitable for their financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities as well as the purchasers of your securities to sell them in the secondary market. These requirements may cause potential buyers to be eliminated and the market for the common stock you purchase in this offering could have no effective market to sell into, thereby causing your investment to be worthless.

Investing in a penny stock has inherent risks, affecting both brokers, buyers and sellers, which could cause the marketability of your stock to be lesser than if there were not those requirements.

When a seller of a ‘penny stock’ desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller’s ability to market/sell their stock is reduced because of the number of brokers who engage in trading such stocks. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be less liquid and investors may not be able to market their shares effectively.

Investors may face significant restrictions on the resale of our common stock due to federal regulations of penny stocks.

Our common stock will be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

5

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offering at $1.50 per share, you will pay substantially more than our current shareholders. The following represents your dilution: (a) if the minimum of 200,000 shares are sold, an immediate decrease in book value to our new shareholders from $1.50 to $0.03 per share and an immediate dilution to the new shareholders of $1.47 per common share; (b) if the midpoint of 400,000 shares are sold, an immediate decrease in book value to our new shareholders from $1.50 to $0.06 per share and an immediate dilution to the new shareholders of $1.44 per common share, and (c) if the maximum of 1,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $1.50 to $0.16 per share and an immediate dilution to the new shareholders of $1.34 per common share.

Investors are not able to cancel their subscription agreements they sign, therefore losing any chance to change their minds.

Once the Company receives an investor’s subscription, they will not be able to cancel their subscription. The investor will therefore lose any right or opportunity to change their mind after receipt by the Company.

Our offering price of $1.50 was determined arbitrarily by our Board of Directors. Your investment may not be worth as much as the offering price because of the method of its determination.

The Board of Directors arbitrarily determined the price for the offering of $1.50 per share. As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

Our audit report from our auditors contains a going concern paragraph and references Note 7 to the financial statements which discloses that there is substantial doubt as to our ability to continue as a going concern, which, if true, could result in your investment becoming worth significantly less than the offering price, or possibly even causing it to become worthless.

Note 7 to our financial statements discusses a substantial doubt that we can continue as a going concern. If we are unable to continue as a going concern, we will have to close our doors or recapitalize, both of which would cause a loss of value, either through dilution or becoming worthless if we close down altogether.

6

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward-looking statements. In addition, the forward-looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as of June 30, 2016 was $(0.01) per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $1.50 per share, after deducting estimated offering expenses), our projected book value as of June 30, 2016 would be:

$225,254 or $0.03 per share, if the minimum is sold, $516,209 or $0.06 per share, if the midpoint amount is sold, and $1,411,634 or $0.16 per share, if the maximum is sold.

This means that if you buy stock in this offering at $1.50 per share, you will pay substantially more than our current shareholders. The following represents your dilution:

•	if the minimum of 200,000 shares are sold, an immediate decrease in book value to our new shareholders from $1.50 to $0.03 per share and an immediate dilution to the new shareholders of $1.47 per common share.

•	if the midpoint amount of 400,000 shares are sold, an immediate decrease in book value to our new shareholders from $1.50 to $0.06 per share and an immediate dilution to the new shareholders of $1.44 per common share.

•	if the maximum of 1,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $1.50 to $0.16 per share and an immediate dilution to the new shareholders of $1.34 per common share.

7

The following table illustrates this per share dilution:
	Minimum	Midpoint	Maximum
Assumed initial public offering price	$1.50	$1.50	$1.50
Book value as of 30, 2016	($0.01)	($0.01)	($0.01)
Projected book value after this offering	$0.03	$0.06	$0.16

Increase attributable to new stockholders:	$0.04	$0.07	$0.17

Projected book value as of
June 30, 2016 after this offering	$0.03	$0.06	$0.16
Decrease to new stockholders	($1.47)	($1.44)	($1.34)
Percentage dilution to new stockholders	98%	96%	89%

The following table summarizes and shows on a projected basis as of June 30, 2016, the differences between the number of shares of common stock purchased, the total consideration paid and the total average price per share paid by the existing stockholders and the new investors purchasing shares of common stock in this offering:

Minimum offering	Number of shares owned	Percent of shares owned		Amount paid	Average price per share
Current investors	8,000,000	%	97.56	$8,000	$0.001
New investors	200,000		2.44	300,000	$1.50
Total	8,200,000	%	100.00	$308,000

Midpoint offering
Current investors	8,000,000	%	95.24	$8,000	$0.001
New investors	400,000		4.76	600,000	$1.50
Total	8,400,000	%	100.00	$608,000

Maximum offering
Current investors	8,000,000	%	88.89	$8,000	$0.001
New investors	1,000,000		11.11	1,500,000	$1.50
Total	9,000,000	%	100.00	$1,508,000

PLAN OF DISTRIBUTION

The common stock is being sold on the Company’s behalf by our three officers and directors, who will receive no commission on such sales. All sales will be made by personal contact by our officers and directors, Carl Dorvil, Clayton Carter and Chelsea Christopherson. We will not be mailing our prospectus to anyone or soliciting anyone who is not personally known by them, or introduced or referred to them. We have no agreements, understandings or commitments, whether written or oral, to offer or sell the securities to any individual or entity, or with any person, including our attorney, or group for referrals and if there are any referrals, we will not pay finders fees.

8

Two of our officers, Clayton Carter and Chelsea Christopherson, will be selling the common stock in this offering relying on the safe harbor from broker registration under Rule 3a4-1(a) of the Securities Exchange Act of 1934. The officers qualify under this safe harbor because they (a) are not subject to a statutory disqualification, (b) will not be compensated in connection with their participation by the payment or other remuneration based either directly or indirectly on transactions in the securities, (c) are not an associated person of a broker dealer, and have not been an associated person of a broker dealer within the preceding twelve months, and (d) primarily perform, and will perform, after this offering, substantial duties for the issuer other than in connection with the proposed sale of securities in this offering, and they are not a broker dealer, or an associated person of a broker dealer, within the preceding 12 months, and they have not participated in selling securities for any issuer in the past 12 months and shall not sell for another issuer in the twelve months following the last sale in this offering.

One officer, Carl Dorvil, will be selling the common stock in this offering relying on the safe harbor from broker registration under Rule 3a4-1(a) of the Securities Exchange Act of 1934. Mr. Dorvil qualifies under this safe harbor because he (a) is not subject to a statutory disqualification, and (b) will not be compensated in connection with his participation by the payment or other remuneration based either directly or indirectly on transactions in the securities. Furthermore, Mr. Dorvil qualifies under this safe harbor because he will restrict his participation to any one or more of the following activities: (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer; (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or (c) performing ministerial and clerical work involved in effecting any transaction.

The Company also reserves the right to engage a licensed brokerage firm in order to sell the common stock in this offering. If a brokerage firm is used and they charge the Company a commission then this commission will be disclosed.

Additionally, Carl Dorvil, Chelsea Christopherson and Clayton Carter will be contacting relatives, friends and business associates to invest in this offering and provide them with a printed copy of the prospectus and subscription agreement. No printed advertising materials will be used for solicitation, no internet solicitation and no cold calling people to solicit interest for investment. Officers, directors and affiliates may purchase shares in this offering, but only up to twenty-five percent of the total amount sold.

The money we raise in this offering before the minimum amount is sold will be held uncashed in a company safe until the minimum amount is raised at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. We do not have an escrow agreement or any other agreement regarding the custody of the funds we raise. The offering will end on March 31, 2017 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded by the end of the next business day to those who subscribed for our shares, without interest. The offering will close on March 31, 2017, if not terminated sooner.

The subscription agreement will provide investors the opportunity to purchase shares at $1.50 per share by purchasing directly from the Company. The agreement also provides that investors are not entitled to cancel, terminate or revoke the agreement. In addition, if the minimum subscription is not raised by March 31, 2017, the subscription agreement will be terminated and any funds received will be promptly returned to the investors. Changes in the material terms of this offering and the effective date of this registration statement will terminate the original offer and subscribers would then be entitled to a refund. Material changes include a) extension of the offering period beyond March 31, 2017, b) a change in the offering price, c) a change in the minimum purchase required by investors, d) a change in the amount of proceeds necessary to release proceeds to the company, and e) a change in the application of proceeds from the offering.

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Certificates for shares of common stock sold in this offering will be delivered to the purchasers by the stock transfer company chosen by the Company within 30 days of the minimum subscription amount being raised. The transfer agent will only be engaged in the event that we obtain at least the minimum subscription amount in this offering.

USE OF PROCEEDS

The total cost of the offering is estimated to be $27,831 if the minimum is sold, or $41,451 if the maximum is sold consisting primarily of legal, accounting and blue sky fees (the fees charged by regulatory agencies or states with regard to this offering).

The following table sets forth how we anticipate using the proceeds from selling common stock in this offering, reflecting the minimum and maximum subscription amounts:

	$300,000 Minimum	$600,000 Midpoint	$1,500,000 Maximum
Legal, Accounting & Printing Expenses	$21,500	$28,500	$30,500
Other Offering Expenses	6,331	8,376	10,951
Net Proceeds to Company	272,169	563,124	1,458,549
TOTAL	$300,000	$600,000	$1,500,000

The following describes each of the expense categories:

•	Legal, accounting and printing expense is the estimated costs associated with this offering. As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states, which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.
•	Other offering expenses include the Securities and Exchange Commission registration fee, blue sky fees and miscellaneous expenses with regards to this offering. The blue sky fees are fees charged by the states to pay for registering to sell securities in various states, which vary by state, as well as additional legal fees.

The following table sets forth how we anticipate using the net proceeds to the Company:

	$300,000 Minimum	$600,000 Midpoint	$1,500,000 Maximum
Marketing/Advertising	$5,000	$10,500	$30,000
Additional Staffing	150,000	250,000	500,000
Salaries, commissions	100,000	150,000	200,000
General corporate overhead*	17,169	152,624	728,549
Proceeds to company	$272,169	$563,124	$1,458,549

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* General Corporate overhead includes office rent, office supplies, utilities, taxes, and any other expense incurred in the normal course of business.

We do not intend to use any of the proceeds to pay off debts owed by the Company. Additionally, we intend that all amounts allocated for salaries/commissions will be for new hires and not for officers or directors of the company. For a more detailed discussion of the use of proceeds, the reader is referred to the Management’s Discussion and Plan of Operation section of this offering.

The categories above describe the intended use of proceeds from this offering. However, the Company reserves the right to use the proceeds raised in this offering in other categories and amounts in the best judgement and discretion of the management of the Company.

The proceeds from this offering will enable the Company to further develop its service-based business model which, in turn, provides access to markets that are currently unreachable. We plan to expand our service-based business through integrated marketing campaigns which include: social media, our personal relationships, and current client referrals.

Social Media: We plan to utilize sites such as Facebook, LinkedIn and Twitter to reach audiences internationally that can use our services.

Personal Relationships: The three officers of GEX have numerous relationships with professions that generally have small practices and need back office and administration support. We intend to reach out to all of our personal relationships to expand the business to these potential clients.

DESCRIPTION OF BUSINESS

GEX Management, Inc. was originally formed in 2004 as Group Excellence Management, LLC. d/b/a MyEasyHQ. In March of 2016 it was converted from a limited liability company into a corporation and changed its name to GEX Management, Inc. in April of 2016.

Carl Dorvil founded a company called Group Excellence, LLC out of his dorm room at Southern Methodist University in 2004. Group Excellence provided tutoring and mentoring to students with the goal of inspiring kids to achieve excellence. The company quickly grew to more than six hundred employees. Through this rapid growth, midway through 2004, Mr. Dorvil realized that he had two businesses on his hands. One was the tutoring and mentoring business, and the other was the back office business that was handling the day-to-day operations of his company. This back office business provided Group Excellence, LLC with human resources, IT, accounting/bookkeeping, social media, payroll, and conducted a majority of the overall operations of the company. Mr. Dorvil then decided to separate the two businesses. GEX Management was formed to continue the back office operations, and Group Excellence, LLC went on to become an Inc. 500 company, provided over 800,000 hours of tutoring to students around the country, and created over 2,000 jobs. Mr. Dorvil sold his tutoring business, Group Excellence, LLC, in 2011 but continued to own and operate GEX Management, which continued as a Professional Services Company that provided back office support to the tutoring company, as well as third-parties that needed these services. In 2016 GEXM restructured its business model in order to grow the business, and to provide the same quality of support that it has for the last twelve years to its clients.

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As a Professional Services Company, GEX offers progressive and complete solutions for our customer’s back office and administration needs. These services include: digital marketing and sales, IT support and consultation, accounting and bookkeeping, human resources, general business consulting, staffing and software and billing services specifically for the medical industry. The specific services in each of these categories are further described below:

Digital Marketing and Sales:

•	Marketing Plan Consulting and Development
•	Website Development and Remodel
•	Social Media Marketing Implementation/Optimization
•	Logo and Brand Design
•	Client Relationship Management

IT Support:

•	Email and Server Migration
•	Web-Based Database
•	Web Hosting
•	Hardware Review and Consulting
•	Data Access and Security Solutions
•	Cloud-based Storage Implementation
•	Ongoing Software Maintenance

Accounting and Bookkeeping:

•	Accounts Payable
•	Accounts Receivable
•	Accounting Manual and Policy Review
•	Development of Accounting Control Procedures
•	Paperless Workflow System Implementation
•	Preparation of Financial Statements

Human Resources:

•	Access to our proprietary HR Software
•	Payroll Consulting
•	Performance Evaluation and Discipline System
•	Web-Based New Hire Process
•	Continuous Consultation on Sensitive HR Issues
•	Paperwork Audit

General Business Consulting:

•	Strategic Planning
•	Mission Statement and Values Discovery
•	Goal Sessions
•	Company Operation Troubleshooting

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Electronic Medical Records (EMR) System:

•	EMR for iPad, Android and Windows
•	Patient Management: Scheduling, Patient Notification, Patient Portal
•	HIPAA Compliant / Meaningful Use Certified for State 1 and 2 / SSL Security
•	Practice Optimization

Medical Billing:

•	Centralized Billing
•	Batch Process Patient Billing
•	Credit Card Processing
•	Track Follow-Up History for the Practice
•	Manage Collections
•	Resolve Accounts Receivable Issues
•	Multi-Stage Reviews for Billing Accuracy

We work continuously to expand our service offerings to our clients in order to help them achieve their personal business goals. Our unique approach that allows customized service options for our clients, and our wide array of services that we offer allows our company to differentiate itself from other back office and administrative companies. We also pride ourselves on constant client interaction to ensure that we are providing not only the best support, but the right support to help them achieve their individual goals.

When our staff meets with a potential client they ask them what keeps them up at night. In other words, what services can we provide so that they can focus on what they do best. Many businesses are complex and require people with specialized skills to keep up with current regulation, customer relations, marketing and public relations, and bookkeeping and accounting. It can be very costly for a small or even mid-sized business to hire people to focus on all of these different roles. Our company already has the staff in place with many years of knowledge in these areas, and for a fraction of the cost we can provide these same services for a fraction of the price.

Clients typically will sign a three month service agreement with the Company, which serves as an evaluation period for both the client and the company to ensure a good working relationship is established. If the client feels the Company’s services are benefitting them, and if the Company feels that they’ve established a good working relationship with the client then both the client and the Company will generally enter into a six month to yearlong contract.

GEX MANAGEMENT, INC. STRATEGIES

Our Business Strategy:

Our objective is to become a leading back office and general business consulting company, and continuously grow our client base. We plan to achieve this objective by continuing to implement our business strategy, which includes the primary elements we discuss below.

Marketing and Sales:

Our marketing efforts target small and mid-sized businesses that have the need for the types of services that we provide, but cannot afford fulltime employees to handle those services. One of our fastest growing customer segments is the medical profession. Our company focuses on this segment because we feel that doctors should be able to focus on their patients rather than worry about many of the other complexities that are required in order to operate a successful medical practice. In the past we have generated a significant amount of our revenues through client referrals and our management’s personal relationships. We plan to continue to grow through these relationships and reach a wider audience through social media advertising and marketing channels to accelerate client and sales growth.

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Customers:

We rely heavily on the service contract renewals of our clients. Our management is responsible for developing and maintaining successful long-term relationships with key clients. We are not dependent on any one client. Rather, we have built up a client base which we market to and have developed into steady repeat clients.

Government Regulation:

At the present time, there are no federal government regulations in effect that would impact our business operations.

Our Qualifications:

Our qualifications include our reputation as a Professional Services Company with specific experience in the back office services general business consulting since 2004.

Industry and Competitors:

The back office and employee/employer administration industry, including the Professional Employer Organizations (PEO) and Administrative Services Organizations (ASO), is highly fragmented, resulting in intense competition. Competition affects our ability to succeed in both the market segments we currently serve and new market segments that we may enter in the future. We compete with several large back office and administration companies, as well as PEOs and ASOs that provide the same services we provide, but also provide additional services. These companies may have greater financial, marketing, and other resources than we do. Competition in our industry is based primarily on quality of service to the customer, price, and new and improved innovative services offerings.

Future products and services:

At the present time, we do not have plans to develop or market additional products or services.

Dependence on One or a Few Major Customers:

We are not dependent on any one or a few major customers.

Costs and Effects of Compliance with Environmental Laws:

We are not aware of nor do we anticipate any environmental laws with which we will have to comply.

Number of Employees:

We have six employees which include, our Chief Executive Officer, our Chief Operating Officer, our Chief Financial Officer. The duties of the CEO and COO, who spend 30% and 40% of their time respectively on the Company, are to solicit business by implementing the marketing initiatives and developing customers. The day-to-day duties are performed by the Chief Operating Officer and her staff. The duties of the Chief Financial Officer are to oversee business strategy and financial planning and he devotes approximately 90% of his time to the business.

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Operations and Technology:

MyEasyHR is an online human resource system that was created in-house by GEX Management to support Carl Dorvil’s tutoring and mentoring company, Group Excellence. GEX Management now uses MyEasyHR for many of its third-party clients. It allows the employer to manage an employee’s life cycle with the company; from online job postings and applications to an employee’s termination, and everything in-between. It supports job applications, employee forms and new hire paperwork, discipline records, employee reviews, training videos and tests, asset tracking, and custom reports.

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATIONS

As of June 30, 2016 our cash balance was $5,747.

Revenues for the six months ended June 30, 2016 were $323,053, and the year ended December 31, 2015 were $907,728, and for the year ended December 31, 2014 were $252,235. The increase in revenue of $650,493 or 260% for the twelve months from 2014 to 2015 is attributed to an increase in new customers.

Cost of sales for the six months ended June 30, 2016 were $108,228 and for the years ended December 31, 2015 and 2014 were $396,399 and $394,807, respectively. The cost of sales in 2015 and 2016 are in relative proportion to our sales. In 2014, we had many one-time expenses relating to expanding our customer base.

Operating expenses for the six months ended June 30, 2016 were $115,136 and for the years ended December 31, 2015 and 2014 were $347,946 and $150,376, respectively.

The plan of operations for the 12 months following the commencement of this offering will include the continued growth plan. The Company plans to implement this growth plan by expanding its client base to provide back office and consulting services to more customers.

Augmenting our growth will be the addition of support staff. The Company has budgeted $500,000 for salaries if the maximum amount is raised in this offering. If the maximum amount is raised, the majority of this will be used for salesmen at each new location.

Marketing and advertising costs will be determined by the amount raised in the initial offering. If the maximum amount of $1,500,000 is raised, these costs are projected to total $30,000 in the first 12 months of operation. As previously mentioned, advertising costs will include targeted online advertising via social media. If the minimum amount is raised in this offering, in the first 12 months of operation, $5,000 is budgeted to be spent on advertising.

We have not entered into any off-balance sheet arrangements that currently have or would have a future effect on our financial condition. Additionally, there are no significant critical accounting estimates or assumptions.

The categories above describe the intended use of proceeds from this offering. However, the Company reserves the right to use the proceeds raised in this offering in other categories and amounts in the best judgement and discretion of the management of the Company.

15

Generating Sufficient Revenue:

Since inception, we have generated revenue through serving our clients and gaining new clients through advertising, referrals, word of mouth and limited web-based advertising. Over the next twelve months we plan to expand our client base through implementing a more sophisticated web-based advertising and a web-based ordering system will expose the Company to additional clients that can benefit from our services.

The Company plans to generate sufficient revenue by expanding and developing its services and growing its customer base.

Financing Needs:

Our cash flows since restructuring the Company in 2015 have not been adequate to support on-going operations. As noted above, the Company's financing needs for the next twelve months can and will be met even if the minimum offering amount is raised. We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The directors and officers of the company, their ages and principal positions are as follows:

Carl Dorvil	(33)	Director, President, Chief Executive Officer;
Clayton Carter	(30)	Director, Chief Financial Officer;
Chelsea Christopherson	(27)	Director, Chief Operating Officer

Background of Directors and Executive Officers:

Carl Dorvil: Carl Dorvil grew up in Garland, Texas and is the son of Haitian immigrants. Mr. Dorvil graduated from Southern Methodist University (SMU) in 2005 with three majors in Public Policy, Economics, and Psychology, with Distinction. Mr. Dorvil continued his education post undergraduate studies at SMU and received his MBA from the Cox School of Business.  In 2004, he founded Group Excellence, a mentoring and tutoring company, out of his dorm room at SMU. The company started with a $20,000 grant from Texas Instrument Foundation. Since its inception, Group Excellence has provided over 800,000 hours of tutoring to students around the country, and created over 2,000 jobs. In 2011, Mr. Dorvil sold the company to a Dallas-based investor group. Two years later, he bought it back for 10% of the original sale price. After stabilizing the business, Mr. Dorvil converted it into a nonprofit.

Currently, Mr. Dorvil is Chief Executive Officer and Chairman of the Board of GEX Management, Inc. (GEX). GEX is a full service back office business for small cap to midsize companies in a variety of industries.

In 2010, Mr. Dorvil received the Minority Business Leader Award from the Dallas Business Journal (DBJ) and Group Excellence made it to the Top 100 on SMU's Dallas 100 Fastest-Growing Businesses List.  In 2011, Mr. Dorvil was the youngest-ever honoree on the DBJ’s 40 Under Forty, and Group Excellence was the fifth on the Inc. 500 list of fastest-growing companies in the United States. Mr. Dorvil is a regular contributor to Forbes, with his most recent article being Challenges and Opportunities When Doing Business with the Government.

Clayton Carter:

Clayton Carter received his Bachelor of Arts in Integrated Marketing and Communications from Pepperdine University. With his extensive knowledge of the public markets and investment-based finance, Mr. Carter has raised the capital to develop multiple startups. Clayton Carter has served as Freestone Resources’ President and CEO from 2010-2015. In 2016 Mr. Carter became the Chief Financial Officer and Director for GEX Management, Inc., and currently serves in those roles.

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Chelsea Christopherson:

Chelsea Christopherson received her Business Management degree from Dallas Baptist University. Mrs. Christopherson has several years of experience executing operational processes for small cap, growing businesses across a variety of industries. Mrs. Christopherson joined Group Excellence in 2010 where she began her career as Human Resources Director in 2012, and became Vice President of Group Excellence in 2013. While serving as Vice President of Group Excellence, Mrs. Christopherson managed a staff of 600 employees, helped build and implement processes to manage a geographically diverse workforce in the midst of unpredictable staffing patterns. Mrs. Christopherson is currently Chief Operating Officer for GEX Management, Inc. where she oversees all operations of the company and its clients.

REMUNERATION OF DIRECTORS AND OFFICERS

Our officers and directors received the following compensation for the years of 2014 and 2015. They have no employment contract with the company.

Name of Person	Capacity in which he served	Aggregate
Receiving compensation	to receive remuneration	remuneration

Carl Dorvil	President	2014 - $0
2015 - $0
Clayton Carter	Chief Financial Officer	2014 - $0
2015 - $0
Chelsea Christopherson	Chief Operating Officer	2014 - $41,390
2015 - $25,553

We have no plans to pay remuneration to any other officers associated with the Company. When we have funds and/or revenue, our board of directors will determine any other remuneration at that time.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this filing, there are no other agreements or proposed transactions, whether direct or indirect, with anyone, but more particularly with any of the following:

*	a director or officer of the issuer;
*	any principal security holder;
*	any promoter of the issuer;
*	any relative or spouse, or relative of such spouse, of the above referenced persons.

On March 1, 2015 the Company entered into a Loan Agreement with its CEO, Carl Dorvil. Mr. Dorvil agreed to loan the Company up to $1,000,000 at a rate of 6%.

On March 1, 2015 the Company entered into an Outsourcing Agreement with P413 Management, LLC (“P413”) to provide back office services. GEX’s CEO, Carl Dorvil, is a majority member interest owner in P413.

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On March 1, 2015 the Company entered into a Loan Agreement P413. P413 agreed to loan the Company up to $500,000 at a rate of 6%.

On September 1, 2015 the Company entered into an Outsourcing Agreement with Vicar Capital Advisors, LLC (“Vicar”) to provide back office services. GEX’s CEO, Carl Dorvil, is a majority member interest owner in Vicar.

In 2004, upon the formation of the Company, our President Carl Dorvil, received 100% of the membership interests which were converted to 8,000,000 shares upon conversion to a corporation. In April 2016, the President sold 3,073,586 shares of his holdings to sixteen key people pursuant to the so called Section 4(a)(1-½) exemption. Each investor had access to counsel, access to the books and records of the company, in addition to restrictions on transfer, acquired for investment and not resale, and stamped with a restrictive legend stating that the shares are not registered under the Securities Act of 1933 and are restricted securities as that term is defined under Rule 144, as well as other representations and warranties.

PRINCIPAL SHAREHOLDERS

The following table lists the officers, directors and stockholders who, at the date hereof, own of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock, and all officers and directors of the company:

Title / relationship to Issuer	Name of Owner	Amount Owned Before the Offering Percent	Amount Owned After the Offering Percent

CEO, Director	Carl Dorvil	61.6%	54.7%
COO, Director	Chelsea Christopherson	12.5%	11.1%
CFO, Director	Clayton Carter	12.5%	11.1%

No options, warrants or rights have been issued by the Company.

SIGNIFICANT PARTIES

The following table lists the relationship of the significant parties to the issuer:

Relationship to Issuer	Name and business address	Residential address

	Carl Dorvil	1411 Newcastle Rockwall, Texas 75032

	Clayton Carter	9191 Garland Rd. #1322 Dallas, Texas 75218

	Chelsea Christopherson	10931 Stone Canyon Road, Apt 229 Dallas, Texas 75243

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Counsel to Issuer:

Loung Law Firm, PLLC

19

SECURITIES BEING OFFERED

We are offering for sale common stock in our company at a price of $1.50 per share. We are offering a minimum of 200,000 shares and a maximum of 1,000,000 shares. The authorized capital of the Company consists of 200,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value. As of June 30, 2016, we had 8,000,000 shares of common stock issued and outstanding and no preferred stock outstanding.

Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company.

The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

RELATIONSHIP WITH ISSUER OF EXPERTS NAMED IN REGISTRATION STATEMENT

The experts named in this Registration Statement were not hired on a contingent basis and have no direct or indirect interest in our company.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have retained Heaton & Company, PLLC as our registered independent public accounting firm. We have had no disagreements with them on accounting and disclosure issues.

20

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Texas Law, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The position of the U.S. Securities & Exchange Commission under the Securities Act of 1933:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have no underwriting agreement and therefore no provision for indemnification of officers and directors is made in an underwriting by a broker dealer.

LEGAL MATTERS

Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is Loung Law Firm, PLLC, (100 N Central Expy #809, Richardson, TX 75080).

EXPERTS

The financial statements for the years ended December 31, 2015 and 2014 of the Company included in this prospectus have been audited by Heaton & Company, PLLC, our independent registered public accounting firm, as set forth in their report. The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors it deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2016. Our capitalization is presented on an actual basis, and

•	a	pro forma basis to give effect to net proceeds from the sale of the minimum number of shares (200,000) we plan to sell in this offering; and
•	a	pro forma basis to give effect to net proceeds from the sale of the midpoint number of shares (400,000) we plan to sell in this offering; and
•	a	pro forma basis to give effect to the net proceeds from the sale of the maximum number of shares (1,000,000) we plan to sell in this offering.

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(In $US except for share data)	Actual Unaudited June 30, 2016	After Minimum Offering	After Midpoint Offering	After Maximum Offering
Stockholder’s equity Common Stock, $0.001 par value; 200,000,000,shares authorized:	8,000	8,200	8,400	9,000
Additional paid-in-capital	15,862	287,831	578,586	1,473,411
Retained deficit	(70,777)	(70,777)	(70,777)	(70,777)
Total stockholder’s equity (deficit)	(46,915)	225,254	516,209	1,411,634
Total capitalization	(46,915)	225,254	516,209	1,411,634
Number if shares outstanding	8,000,000	8,200,000	8,400,000	9,000,000

The Company has only one class of stock outstanding. The common stock sold in this offering will be fully paid and non assessable, having voting rights of one vote per share, have no preemptive or conversion rights, and liquidation rights as is common to a sole class of common stock. The company has no sinking fund or redemption provisions on any of the currently outstanding stock and will have none on the stock sold in this offering.

TRANSFER AGENT

We will serve as our own transfer agent and registrar for the common stock until such time as this registration is effective and we sell the minimum offering, then we intend to retain Action Stock Transfer Corp., (2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121).

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of

GEX Management, Inc.

We have audited the accompanying balance sheets of GEX Management, Inc. (the Company) as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GEX Management, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has negative working capital and negative cash flows from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Heaton & Company, PLLC

Farmington, Utah

August 25, 2016

F-1

GEX Management, Inc.

Balance Sheets

June 30, 2016 and December 31, 2015

ASSETS

	UNAUDITED June 30, 2016	Dec 31, 2015

Current Assets:
Cash and Cash Equivalents	$5,747	$2,837
Accounts Receivable	110,041	73,784
Accounts Receivable – Related Party	170,757	2,029
Total Current Assets	286,545	78,650

Property, Plant and Equipment (Net)	1,395	1,683

Note Receivable – Related Party	43,000	15,500

TOTAL ASSETS	$330,940	95,833

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,541	$1,541
Accounts Payable – Related Party	—	137
Accrued Expenses	15,616	29,941
Working Capital Loan	23,522	75,444
Accrued Interest Payable	11,012	4,404
Total Current Liabilities	51,691	111,467

Non-Current Liabilities
Notes Payable – Related Party	326,164	107,856

TOTAL LIABILITIES	377,855	219,323

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, $0.001 par value, 20,000,000 shares
authorized, 0 shares issued and outstanding	—	—
Common Stock, $0.001 par value, 200,000,000 shares
authorized, 8,000,000 shares issued and outstanding	8,000	8,000
Additional Paid In Capital	15,862	15,862
Retained Earnings (Deficit)	(70,777)	(147,352)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(46,915)	(123,490)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$330,940	95,833

The accompanying notes are an integral part of these financial statements.

F-2

GEX Management, Inc.

Statement of Operations

Three and Six Months Ended June 30, 2016 and 2015

Unaudited

	Three Months June 30, 2016	Three Month June 30, 2015	Six Months June 30, 2016	Six Months June 30, 2015

Revenues	$13,705	$153,634	$76,248	$173,049
Revenues – Related Party	225,655	133,511	246,805	345,548
Total Revenues	239,360	287,145	323,053	518,597

Cost of Revenues	65,156	102,729	108,228	257,880
Gross Profit	174,204	184,416	214,825	260,717

Operating Expenses
Depreciation	144	—	288	48
Selling and Advertising	—	—	11	—
General and Administrative	56,234	88,992	114,837	151,374
Total Operating Expenses	56,378	88,992	115,136	151,422

Total Operating Income (Loss)	117,826	95,424	99,689	109,295

Other Income (Expense)
Interest Income	24	—	72	48
Interest (Expense)	(10,503)	(2,375)	(23,186)	(2,375)
Total Other Income (Expense)	(10,479)	(2,375)	(23,114)	(2,327)

Net income before income taxes	107,347	93,049	76,575	106,968
Provision for income taxes	—	—	—	—

NET INCOME (LOSS)	$107,347	$93,049	$76,575	$106,968

BASIC and DILUTED
Weighted Average Shares Outstanding	8,000,000	8,000,000	8,000,000	8,000,000
Earnings per Share	$0.01	$0.01	$0.01	$0.01

The accompanying notes are an integral part of these financial statements.

F-3

GEX Management, Inc.

Statement of Cash Flows

Six Months Ended June 30, 2016 and 2015

Unaudited

	Six Months	Six Months
	June 30, 2016	June 30, 2015
Cash Flows from (used in) Operating Activities:
Net Income (Loss)	$76,575	$106,968
Adjustments to reconcile net income (loss) to net cash
Provided by operating activities:
Depreciation	288	—
Bad debt expense	—	63,043
Changes in assets and liabilities:
Accounts receivable	(36,257)	(119,009)
Accounts receivable – Related Party	(168,728)	145,244
Note receivable – related party	(27,500)	—
Accounts Payable	—	(276,096)
Accounts payable – Related Party	(137)	—
Accrued expenses	(14,325)	12,864
Accrued interest payable	6,608	2,328
Net cash provided (used by) operating activities	(163,476)	(64,658)

Cash Flows from (used in) Investing Activities:
Purchase of property, plant and equipment	—	—
Total from Investing Activities:	—	—

Cash Flows from (used in) Financing Activities:
Proceeds from notes payable – related party	231,504	438,123
Payments on notes payable – related party	(13,196)	(355,586)
Payments on working capital loan	(51,922)	—
Net cash provided (used by) financing activities	166,386	82,537

NET INCREASE IN CASH	2,910	17,879
CASH AT BEGINNING OF YEAR	2,837	8,005

CASH AT END OF PERIOD	$5,747	$25,844

SUPPLEMENTAL DISCLOSURES:
Income taxes paid	$—	$1,676
Interest paid	23,186	2,375

 The accompanying notes are an integral part of these financial statements.

F-4

Note 1.                Summary of Significant Accounting Policies

Organization and Description of Business

GEX Management, Inc. (the “Company” or “GEX”) was originally formed in 2004 as Group Excellence Management, LLC d/b/a MyEasyHQ and converted from a limited liability company to a corporation in March of 2016, and changed its name to GEX Management, Inc. in April of 2016. The Company provides services and consulting to companies for a variety of “back office” needs. We generate substantially all of our revenue from the back office services we provide to our customers.

Basis of Presentation

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The accompanying financial statements include the accounts of the Company, which have a fiscal year end of December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and short term investments with original maturities of three months or less. The Company maintains deposits in a financial institution which provides Federal Deposit Insurance Corporation coverage for interest bearing and non-interest bearing transaction accounts of up to $250,000.  At June 30, 2016, none of the Company’s cash was in excess of federally insured limits.

Revenue Recognition

The Company accounts for its Staffing Solutions revenues in accordance with Accounting Standards Codification (“ASC”) 605-45, Revenue Recognition for Principal Agent Considerations. The Company’s gross billings to clients include the payroll cost of each employee and a markup computed as a percentage of each worksite employee’s payroll cost. The Company invoices the gross billings concurrently with each periodic payroll of our worksite employees. The aforementioned markup includes pricing components associated with the Company’s estimates of payroll taxes, benefits and workers’ compensation costs, plus a separate component related to the Company’s services.

The Company accounts for Back Office Solutions revenue arrangements that contain multiple deliverables in accordance with ASC 605-25, Revenue Recognition for Arrangements with Multiple Elements, which addresses the determination of whether an arrangement involving multiple deliverables contains more than one unit of accounting. A delivered item within an arrangement is considered a separate unit of accounting only if both of the following criteria are met:

•	the delivered item has value to the customer on a stand-alone basis; and

•	if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in control of the vendor.

Under FASB ASC Topic 605-25, if both of the criteria above are not met, then separate accounting for the individual deliverables is not appropriate. Revenue recognition for arrangements with multiple deliverables constituting a single unit of accounting is recognized generally over the greater of the term of the arrangement or the expected period of performance, either on a straight-line basis or on a modified proportional performance method.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

F-5

Income Taxes

The Company has adopted ASC 740-10, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Accounts Receivable

Accounts Receivable consists of accrued services and consulting receivables due from customers and are unsecured. The receivables are generally unsecured and such amounts are generally due within 30 to 45 days after the date of the invoice.  Accounts Receivable is carried at their face amount, less an allowance for doubtful accounts.   GEX’s policy is generally not to charge interest on receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms. Write offs are recorded at a time when a customer receivable is deemed uncollectible. GEX had $11,733 bad debt accruals at June 30, 2016.

Fair Value Measurements

ASC Topic 820, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements.  In general, fair value of financial instruments is based upon quoted market prices, where available.  If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market based parameters.  Valuation adjustments may be made to ensure that financial instruments are recorded at fair value.  These adjustments may include amounts to reflect counterparty credit quality and the Company’s credit worthiness, among other things, as well as unobservable parameters.

Cash, accounts receivable, accounts payable and other accrued expenses and other current assets and liabilities are carried at amounts which reasonably approximate their fair values because of the relatively short maturity of those instruments.

Fair Value of Financial Instruments

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers.

As of June 30, 2016, the Company’s financial assets were measured at fair value using Level 3 inputs, with the exception of cash, which was valued using Level 1 inputs. As of these dates, the Company had no Level 3 inputs.

Policy on Related Party Transactions

The Company has a formal, written policy that includes procedures intended to ensure compliance with the related party provisions in common practice for public companies. For purposes of the policy, a “related party transaction” is a transaction in which the Company participates and in which a related party (including all of GEX’s directors and executive officers) has a direct or indirect material interest. Any transaction exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a director’s independence, must be approved by the Board of Directors. Any related party transaction in which an executive officer or a Director has a personal interest, must be approved by the Board of Directors, following appropriate disclosure of all material aspects of the transaction.

F-6

Property, Plant and Equipment

Property, Plant and Equipment are carried at the cost of acquisition or construction, and are depreciated over the estimated useful lives of the assets. Assets acquired in a business combination are stated at estimated fair value. Costs associated with repair and maintenance are expensed as they are incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are in operating income. Depreciation and amortization are provided using the straight-line and accelerated methods over the estimated useful lives of the assets as follows:

Office Furniture & Equipment	5 Years

Earnings Per Share

Earnings per share are calculated in accordance with ASC 260 “Earnings per Share”.  The weighted average number of common shares outstanding during each period is used to compute basic earnings (loss) per share.  Diluted earnings per share are computed using the weighted average number of shares and potentially dilutive common shares outstanding.   Potentially dilutive common shares are additional common shares assumed to be exercised.  The Company has no potentially dilutive common shares.

Note 2.                Accounts Receivable and Concentration of Credit Risk

At the six months ended June 30, 2016 and December 31, 2015, five customers made up 98% and two customers made up 73% of the Company’s outstanding accounts receivable balance, respectively of which 65% and 0% were related party receivables for the six months ended June 30, 2016 and December 31, 2015, respectively. For the periods ended June 30, 2016 and June 30, 2015 four customers accounted for 91% and four customers accounted for 81% of the Company’s net revenue, respectively of which 73% and 60% were related party revenues for the periods ended June 30, 2016 and 2015, respectively.

Note 3.                Notes Payable

At June 30, 2016 and December 31, 2015 Notes Payable were as follows:

	June 30, 2016	Dec 31, 2015
Current Note Payable:
Working Capital Loan, $543.65 for 252 business days,
final payment Sept 13, 2016	$23,522	$75,444
Non-Current Note Payable:
Note Payable – Related Party, 6% interest rate, $1,000,000
Line of Credit, due March 31, 2019	306,164	107,856
Non-Current Note Payable:
Note Payable- Related Party, 6% interest rate, $500,000
Line of Credit, due March 31, 2019	20,000	—
Total Notes Payable	$349,686	$183,300

Note 4.                Note Receivable

At June 30, 2016 and December 31, 2015 the Note Receivable was as follows:

	June 30, 2016	Dec 31, 2015
Current Notes Receivable:
Note Receivable – Related Party, 6% interest rate, $45,000,
Due date March 31, 2019	$43,000	$15,500
Total Notes Receivable	$43,000	$15,500

F-7

In the event of default by Knowledgeable Resources Solutions, LLC (KRS), GEX may declare the entire amount of the note receivable be paid in full. If the the entire amount due is not paid in full upon a default event, then GEX will be issued the equivalent of 51% ownership in KRS.

Note 5.                Stockholders’ Equity

The Company is authorized to issue 200,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights.  At June 30, 2016 and December 31, 2015 there were 8,000,000 common shares outstanding.

The Company is authorized to issue 20,000,000 preferred shares at a par value of $0.001 per share. These shares have full voting rights.  At June 30, 2016 and December 31, 2015 there were -0- preferred shares outstanding. The preferred stock ranks senior to the common stock of the Company in each case with respect to dividend distributions and distributions of assets upon the liquidation, dissolution or winding up of the Company whether voluntary or involuntary.

The Company has not paid a dividend to its shareholders.

Note 6.                Income Taxes

The Company has adopted ASC 740-10, “Income Taxes”, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset).   Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

GEX Management, Inc. has incurred losses since 2014.  Therefore, GEX has no federal tax liability.  The net deferred tax asset generated by the loss carryforward has been fully reserved.  The cumulative net operating loss carryforward is $70,777 and $147,352 at June 30, 2016 and December 31, 2015 respectively all of which is available for carryforward for federal income tax purposes and will expire in fiscal years 2034 to 2036.  At June 30, 2016 and December 31, 2015, the deferred tax asset consisted of the following:

	June 30, 2016	Dec 31, 2015
Deferred Tax Asset:
Net Operating (Income) Loss	$26,716	$52,752
Less Valuation Allowance	(26,716)	(52,752)
Net Deferred Tax Asset	$—	$—

The Company has no tax positions at December 31, 2015 and 2014 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company’s tax returns for the years ended December 31, 2015, 2014, and 2013 are open for examination under Federal Statute of Limitations.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  The Company had no accruals for interest and penalties since inception.

Note 7.                Going Concern

As of the date of this report, there is doubt regarding the Company’s ability to continue as a going concern as we have not generated sufficient cash flows to fund our business operations and loan commitments.  Our future success and viability, therefore, are dependent upon our ability to generate capital financing.  The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon the Company and our shareholders.

F-8

Note 8.                Related Party Transactions

On March 1, 2015 the Company entered into a Loan Agreement with its CEO, Carl Dorvil. Mr. Dorvil agreed to loan the Company up to $1,000,000 at a rate of 6%. This loan has a balance of $306,164 and $107,856 at June 30, 2016 and December 31, 2015, respectively.

On March 1, 2015 the Company entered into a Loan Agreement with P413. P413 agreed to loan the Company up to $500,000 at a rate of 6%. GEX’s CEO, Carl Dorvil, is a majority member interest owner in P413. This loan has a balance of $20,000 and $0 at June 30, 2016 and December 31, 2015 respectively.

On March 1, 2015 the Company entered into an Outsourcing Agreement with P413 Management, LLC (“P413”) to provide back office services. GEX’s CEO, Carl Dorvil, is a majority member interest owner in P413.

On September 1, 2015 the Company entered into an Outsourcing Agreement with Vicar Capital Advisors, LLC (“Vicar”) to provide back office services. GEX’s CEO, Carl Dorvil, is a majority member interest owner in Vicar.

On September 1, 2015 the Company entered into a Promissory Note with Knowledgeable Resources Solutions, LLC (“KRS”) for $45,000 at a rate of 6% in provide financing to KRS to expand its human resources consulting services. A GEX employee and his wife own 100% of KRS.

The Company had revenues from related parties of $246,805 and $345,548 for the six months ended June 30, 2015 and 2016, respectively.

Note 9.                Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued and determined the items below should be disclosed.

As of August 15, 2016 the total money borrowed from Carl Dorvil by the Company increased to a total of $314,164.

As of August 15, 2016 the total money borrowed from P413 by the Company increased to a total of $41,000.

F-9

GEX Management, Inc.

Balance Sheets

December 31, 2015 and 2014

ASSETS

	Dec 31, 2015	Dec 31, 2014
Current Assets:
Cash and Cash Equivalents	$2,837	$8,005
Accounts Receivable	73,784	180,418
Accounts Receivable – Related Party	2,029	23,040
Total Current Assets	78,650	211,463

Property, Plant and Equipment (Net)	1,683	—

Note Receivable – Related Party	15,500	—

TOTAL ASSETS	$95,833	$211,463

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable	$1,541	$1,200
Accounts Payable – Related Party	137	463,799
Accrued Expenses	29,941	7,750
Working Capital Loan	75,444	—
Accrued Interest Payable	4,404	—
Total Current Liabilities	111,467	472,749

Non-Current Liabilities
Notes Payable – Related Party	107,856	—

TOTAL LIABILITIES	219,323	472,749

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, $0.001 par value, 20,000,000 shares
authorized, 0 shares issued and outstanding	—	—
Common Stock, $0.001 par value, 200,000,000 shares
authorized, 8,000,000 shares issued and outstanding	8,000	8,000
Additional Paid In Capital	15,862	15,862
Retained Earnings (Deficit)	(147,352)	(285,148)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(123,490)	(261,286)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$95,833	$211,463

The accompanying notes are an integral part of these financial statements.

F-10

GEX Management, Inc.

Statements of Operations

Years Ended December 31, 2015 and 2014

	Dec 31, 2015	Dec 31, 2014

Revenues	$343,891	$61,827
Revenues – Related Party	563,837	190,408
Total Revenues	907,728	252,235

Cost of Revenues	396,399	394,807
Gross Profit	511,329	(142,572)

Operating Expenses
Depreciation	48	—
Selling and Advertising	63,043	—
General and Administrative	284,855	150,376
Total Operating Expenses	347,946	150,376

Total Operating Income (Loss)	163,383	(292,948)

Other Income (Expense)
Interest Income	48	—
Interest (Expense)	(25,635)	—
Total Other Income (Expense)	(25,587)	—

Net income before income taxes	137,796	(292,948)
Provision for income taxes	—	—

NET INCOME (LOSS)	$137,796	$(292,948)

BASIC and DILUTED
Weighted Average Shares Outstanding	8,000,000	8,000,000
Earnings per Share	$0.02	$(0.04)

The accompanying notes are an integral part of these financial statements.

F-11

GEX Management, Inc.

Statement of Changes in Stockholders’ Equity (Deficit)

Years Ended December 31, 2015 and 2014

	Preferred Stock		Common Stock		Paid In	Retained
	Shares	Amount	Shares	Amount	Capital	Deficit	Totals

Balance at December 31, 2013	—	$—	8,000,000	$8,000	$3,151	$7,800	$18,951

Contributed capital					12,711		12,711

Net income (loss)						(292,948)	(292,948)

Balance at December 31, 2014	—	$—	8,000,000	$8,000	$15,862	$(285,148)	$(261,286)

Net income						137,796	137,796

Balance at December 31, 2015	—	$—	8,000,000	$8,000	$15,862	$(147,352)	$(123,490)

The accompanying notes are an integral part of these financial statements.

F-12

GEX Management, Inc.

Statement of Cash Flows

Years Ended December 31, 2015 and 2014

	Dec 31, 2015	Dec 31, 2014
Cash Flows from (used in) Operating Activities:
Net Income (Loss)	$137,796	$(292,948)
Adjustments to reconcile net income (loss) to net cash
Provided by operating activities:
Depreciation	48	—
Bad debt expense	63,043	—
Changes in assets and liabilities:
Accounts receivable	43,591	(165,262)
Accounts receivable – related party	21,011	(23,040)
Note receivable – related party	(15,500)	—
Accounts Payable	(463,662)	1,200
Accounts payable – related party	341	463,800
Accrued expenses	22,191	7,750
Accrued interest payable	4,404	—
Net cash provided (used by) operating activities	(186,737)	(8,500)

Cash Flows from (used in) Investing Activities:
Purchase of property, plant and equipment	(1,731)	—
Net cash used by Investing Activities	(1,731)	—

Cash Flows from (used in) Financing Activities:
Contributed capital	—	12,711
Proceeds from notes payable	466,513	—
Payments on notes payable	(358,657)	(1,206)
Proceeds from working capital loan	100,000	—
Payments on working capital loan	(24,556)	—
Net cash provided (used by) financing activities	183,300	11,505

NET INCREASE (DECREASE) IN CASH	(5,168)	3,005
CASH AT BEGINNING OF YEAR	8,005	5,000

CASH AT END OF YEAR	2,837	$8,005

SUPPLEMENTAL DISCLOSURES:
Income taxes paid	—	—
Interest paid	25,635	—

The accompanying notes are an integral part of these financial statements.

F-13

Note 1.                Summary of Significant Accounting Policies

Organization and Description of Business

GEX Management, Inc. (the “Company” or “GEX”) was originally formed in 2004 as Group Excellence Management, LLC d/b/a MyEasyHQ and converted from a limited liability company to a corporation in March of 2016, and changed its name to GEX Management, Inc. in April of 2016. The Company provides services and consulting to companies for a variety of “back office” needs. We generate substantially all of our revenue from the back office services we provide to our customers.

Basis of Presentation

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The accompanying financial statements include the accounts of the Company, which have a fiscal year end of December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and short term investments with original maturities of three months or less. The Company maintains deposits in a financial institution which provides Federal Deposit Insurance Corporation coverage for interest bearing and non-interest bearing transaction accounts of up to $250,000.  At December 31, 2015 and 2014, none of the Company’s cash was in excess of federally insured limits.

Revenue Recognition

The Company accounts for its Staffing Solutions revenues in accordance with Accounting Standards Codification (“ASC”) 605-45, Revenue Recognition for Principal Agent Considerations. The Company’s gross billings to clients include the payroll cost of each employee and a markup computed as a percentage of each worksite employee’s payroll cost. The Company invoices the gross billings concurrently with each periodic payroll of our worksite employees. The aforementioned markup includes pricing components associated with the Company’s estimates of payroll taxes, benefits and workers’ compensation costs, plus a separate component related to the Company’s services.

The Company accounts for Back Office Solutions revenue arrangements that contain multiple deliverables in accordance with ASC 605-25, Revenue Recognition for Arrangements with Multiple Elements, which addresses the determination of whether an arrangement involving multiple deliverables contains more than one unit of accounting. A delivered item within an arrangement is considered a separate unit of accounting only if both of the following criteria are met:

•	the delivered item has value to the customer on a stand-alone basis; and

•	if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in control of the vendor.

Under FASB ASC Topic 605-25, if both of the criteria above are not met, then separate accounting for the individual deliverables is not appropriate. Revenue recognition for arrangements with multiple deliverables constituting a single unit of accounting is recognized generally over the greater of the term of the arrangement or the expected period of performance, either on a straight-line basis or on a modified proportional performance method.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

F-14

Income Taxes

The Company has adopted ASC 740-10, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Accounts Receivable

Accounts Receivable consists of accrued services and consulting receivables due from customers and are unsecured. The receivables are generally unsecured and such amounts are generally due within 30 to 45 days after the date of the invoice.  Accounts Receivable is carried at their face amount, less an allowance for doubtful accounts.   GEX’s policy is generally not to charge interest on receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms. Write offs are recorded at a time when a customer receivable is deemed uncollectible. GEX had $63,043 and $0 bad debt write offs during the twelve months ended December 31, 2015 and 2014, respectively, and had $11,733 and $0 bad debt accruals at December 31, 2015 and 2014 respectively.

Fair Value Measurements

ASC Topic 820, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements.  In general, fair value of financial instruments is based upon quoted market prices, where available.  If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market based parameters.  Valuation adjustments may be made to ensure that financial instruments are recorded at fair value.  These adjustments may include amounts to reflect counterparty credit quality and the Company’s credit worthiness, among other things, as well as unobservable parameters.

Cash, accounts receivable, accounts payable and other accrued expenses and other current assets and liabilities are carried at amounts which reasonably approximate their fair values because of the relatively short maturity of those instruments.

Fair Value of Financial Instruments

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers.

As of December 31, 2015 and 2014, the Company’s financial assets were measured at fair value using Level 3 inputs, with the exception of cash, which was valued using Level 1 inputs. As of these dates, the Company had no Level 3 inputs.

Policy on Related Party Transactions

The Company has a formal, written policy that includes procedures intended to ensure compliance with the related party provisions in common practice for public companies. For purposes of the policy, a “related party transaction” is a transaction in which the Company participates and in which a related party (including all of GEX’s directors and executive officers) has a direct or indirect material interest. Any transaction exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a director’s independence, must be approved by the Board of Directors. Any related party transaction in which an executive officer or a Director has a personal interest, must be approved by the Board of Directors, following appropriate disclosure of all material aspects of the transaction.

F-15

Property, Plant and Equipment

Property, Plant and Equipment are carried at the cost of acquisition or construction, and are depreciated over the estimated useful lives of the assets. Assets acquired in a business combination are stated at estimated fair value. Costs associated with repair and maintenance are expensed as they are incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are in operating income. Depreciation and amortization are provided using the straight-line and accelerated methods over the estimated useful lives of the assets as follows:

Office Furniture & Equipment	5 Years

Earnings Per Share

Earnings per share are calculated in accordance with ASC 260 “Earnings per Share”.  The weighted average number of common shares outstanding during each period is used to compute basic earnings (loss) per share.  Diluted earnings per share are computed using the weighted average number of shares and potentially dilutive common shares outstanding.   Potentially dilutive common shares are additional common shares assumed to be exercised.  The Company has no potentially dilutive common shares.

Note 2.                Accounts Receivable and Concentration of Credit Risk

At December 31, 2015 and 2014, three customers made up 70% and 89% of the Company’s outstanding accounts receivable balance, respectively, of which 0% and 76% were related party receivables for the years ended December 31, 2015 and 2014, respectively. For the years ended December 31, 2015 and 2014 five customers accounted for 83% and three customers accounted for 85% of the Company’s net revenue, respectively, of which 61% and 75% of those customers sales were related party revenues for the years ended December 31, 2015 and 2014, respectively.

Note 3.                 Notes Payable

At December 31, 2015 and 2014 Notes Payable were as follows:

	Dec 31, 2015	Dec 31, 2014
Current Notes Payable:
Working Capital Loan, $543.65 for 252 business days,
final payment Sept 13, 2016	$75,444	$—
Non-Current Notes Payable:
Note Payable – Related Party, 6% interest rate, $1,000,000
Line of Credit, due March 31, 2019	107,856	—
Total Notes Payable	$183,300	$—

Note 4.                Note Receivable

At December 31, 2015 and 2014 Note Receivable was as follows:

	Dec 31, 2015	Dec 31, 2014
Current Notes Receivable:
Note Receivable – Related Party, 6% interest rate, $45,000,
Due date March 31, 2019	$15,500	$—
Total Notes Receivable	$15,500	$—

In the event of default by Knowledgeable Resources Solutions, LLC (KRS), GEX may declare the entire amount of the note receivable be paid in full. If the the entire amount due is not paid in full upon a default event, then GEX will be issued the equivalent of 51% ownership in KRS.

Note 5.                Stockholders’ Equity

The Company is authorized to issue 200,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights.  At December 31, 2015 and 2014 there were 8,000,000 common shares outstanding.

F-16

The Company is authorized to issue 20,000,000 preferred shares at a par value of $0.001 per share. These shares have full voting rights.  At December 31, 2015 and 2014 there were -0- preferred shares outstanding. The preferred stock ranks senior to the common stock of the Company in each case with respect to dividend distributions and distributions of assets upon the liquidation, dissolution or winding up of the Company whether voluntary or involuntary.

The Company has not paid a dividend to its shareholders.

Note 6.                Income Taxes

The Company has adopted ASC 740-10, “Income Taxes”, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset).   Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

GEX Management, Inc. has incurred losses since 2014, therefore, GEX has no federal tax liability.  The tax years of 2013, 2014 and 2015 are still open for examination by taxing authorities. The net deferred tax asset generated by the loss carryforward has been fully reserved.  The cumulative net operating loss carryforward is $147,352 and $285,148 at December 31, 2015 and 2014 respectively all of which is available for carryforward for federal income tax purposes and will expire in fiscal years 2034 to 2035.  At December 31, 2015 and 2014, the deferred tax asset consisted of the following:

	Dec 31, 2015	Dec 31, 2014
Deferred Tax Asset:
Net Operating (Income) Loss	$52,752	$99,602
Less Valuation Allowance	(52,752)	(99,602)
Net Deferred Tax Asset	$—	$—

The Company has no tax positions at December 31, 2015, 2014 and 2013 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  The Company had no accruals for interest and penalties since inception.

Note 7.                Going Concern

As of the date of this annual report, there is doubt regarding the Company’s ability to continue as a going concern as we have not generated sufficient cash flows to fund our business operations and loan commitments.  Our future success and viability, therefore, are dependent upon our ability to generate capital financing.  The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon the Company and our shareholders.

Note 8.                Related Party Transactions

On March 1, 2015 the Company entered into a Loan Agreement with its CEO, Carl Dorvil. Mr. Dorvil agreed to loan the Company up to $1,000,000 at a rate of 6%. This loan has a balance of $107,856 and $0 at December 31, 2015 and 2014, respectively.

On March 1, 2015 the Company entered into a Loan Agreement with P413. P413 agreed to loan the Company up to $500,000 at a rate of 6%. GEX’s CEO, Carl Dorvil, is a majority member interest owner in P413. This loan has a balance of $0 and $0 at December 31, 2015 and 2014, respectively.

On March 1, 2015 the Company entered into an Outsourcing Agreement with P413 Management, LLC (“P413”) to provide back office services.

On September 1, 2015 the Company entered into an Outsourcing Agreement with Vicar Capital Advisors, LLC (“Vicar”) to provide back office services. GEX’s CEO, Carl Dorvil, is a majority member interest owner in Vicar.

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On September 1, 2015 the Company entered into a Promissory Note with Knowledgeable Resources Solutions, LLC (“KRS”) for $45,000 at a rate of 6% to provide financing to KRS to expand its human resources consulting services. A GEX employee and his wife own 100% of KRS.

The Company had revenues from related parties of $556,814 and $190,408 for the years ended December 31, 2015 and 2014, respectively.

Note 9.                Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued and determined the items below should be disclosed.

As of August 15, 2016 the total money borrowed from Carl Dorvil by the Company increased to a total of $314,164.

As of August 15, 2016 the total money borrowed from P413 by the Company increased to a total of $41,000.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.           Indemnification of Directors and Officers

Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Texas Business Organizations Code, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Related Party Transactions:

     Our policy will require that any transaction with a related party that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our Board of Directors. The Board of Directors has not adopted policies or procedures for review of, or standards for approval of, these transactions.

On March 1, 2015 the Company entered into a Loan Agreement with its CEO, Carl Dorvil. Mr. Dorvil agreed to loan the Company up to $1,000,000 at a rate of 6%. This loan has a balance of $306,164 and $107,856 at June 30, 2016 and December 31, 2015, respectively.

On March 1, 2015 the Company entered into a Loan Agreement with P413. P413 agreed to loan the Company up to $500,000 at a rate of 6%. GEX’s CEO, Carl Dorvil, is a majority member interest owner in P413. This loan has a balance of $20,000 and $0 at June 30, 2016 and December 31, 2015 respectively.

On March 1, 2015 the Company entered into an Outsourcing Agreement with P413 Management, LLC (“P413”) to provide back office services. GEX’s CEO, Carl Dorvil, is a majority member interest owner in P413.

On September 1, 2015 the Company entered into an Outsourcing Agreement with Vicar Capital Advisors, LLC (“Vicar”) to provide back office services. GEX’s CEO, Carl Dorvil, is a majority member interest owner in Vicar.

On September 1, 2015 the Company entered into a Promissory Note with Knowledgeable Resources Solutions, LLC (“KRS”) for $45,000 at a rate of 6% in provide financing to KRS to expand its human resources consulting services. A GEX employee and his wife own 100% of KRS.

Article Nine of our Articles of Incorporation states:

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that nothing contained herein shall limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their resignation as a director.

Item 2.           Other Expenses of Issuance and Distribution

All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company. Neither the company nor any shareholder has paid any premium on any policy to insure or indemnify directors or officers against any liabilities arising from the registration, offering, or sale of these securities.

The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

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	Minimum	Midpoint	Maximum
SEC Filing Fee	$31	$76	$151
Printing and Engraving Expenses	1,000	3,000	5,000
Legal Fees and Expenses	2,500	7,500	7,500
Edgar Fees	2,800	2,800	2,800
Accounting Fees and Expenses	18,000	18,000	18,000
Blue Sky Fees and Expenses	2,500	3,500	5,000
Miscellaneous	1,000	2,000	3,000
TOTAL	$27,831	$36,876	$41,451

As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

Item 3.           Undertakings

1(a)	Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act (230.415 of this chapter), that the small business issuer will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

Item 4.           Unregistered Securities Issued or Sold Within One Year

None.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on September 2, 2016.

Group Excellence Management, Inc.

By: /s/ Carl Dorvil
Carl Dorvil, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates stated.

Signature	Title	Date

/s/ Carl Dorvil Carl Dorvil	President, Chief Executive Officer, Director	September 2, 2016

/s/ Clayton Carter Clayton Carter	Chief Financial Officer, Director	September 2, 2016

/s/ Chelsea Christopherson Chelsea Christopherson	Chief Operating Officer, Director	September 2, 2016

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Item 5.           Exhibits

The following Exhibits are filed as part of the Registration Statement:

Exhibit No.	Identification of Exhibit

3.3	Articles of Incorporation
3.4	By Laws
3.5	Specimen Stock Certificate
4.1	Form of Subscription Agreement
23.1	Consent of Heaton & Company, PLLC
23.2	Opinion and Consent of Loung Law Firm, PLLC